EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in First Capital, Inc.’s Registration Statements on Form S-8 (File Nos. 333-159584, 333-95987 and 333-76543) and Form S-3 (Registration No. 333-249024) of our report dated March 14, 2022 relating to the consolidated financial statements contained in this Annual Report on Form 10-K for First Capital, Inc. for the year ended December 31, 2021.

/s/  Monroe Shine & Co., Inc.

New Albany, Indiana

March 14, 2022